Exhibit 10.1

U.S. Small Business Administration

NOTE

SBA Loan #	3889207101

SBA Loan Name	Marrone Bio Innovations, Inc.

Date	04/13/2020

Loan Amount	$1,723,000.00

Interest Rate	1.00%

Borrower	Marrone Bio Innovations, Inc.

Operating Company	N/A

Lender	Five Star Bank

1) PROMISE TO PAY:

Subject to the terms of forgiveness identified in section 5) below, in return for the Loan, Borrower promises to pay to the order of Lender the amount of One Million Seven Hundred Twenty Three Thousand Dollars and No Cents, interest on the unpaid principal balance, and all other amounts required by this Note.

2) DEFINITIONS:

“Loan” means the loan evidenced by this Note.

“Loan Amount” means the amount the Borrower promises to pay to the order of Lender, subject to terms of forgiveness of the Loan as identified in the Payment Terms in section 5.

“Loan Documents” means this Note and any other documents executed by the Borrower, including any modifications. “SBA” means the Small Business Administration, an Agency of the United States of America.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act signed into law on March 27, 2020, the related Interim Final Rule, and any other guidance or rule issued by the Treasury Department or the SBA.

3) USE OF LOAN OF AMOUNT

The Borrower hereby certifies that Borrower will use the Loan Amount as follows:

$1,723,000.00	for payroll costs, costs related to the continuation of group health care benefits during period of paid sick, medical, or family leave, and insurance premiums, mortgage interest payments (but not mortgage prepayments or principal payments), rent payments, utility payments, and/or interest payments on any other debt obligation that were incurred before February 15, 2020

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4) INTEREST RATE

The interest rate is 1.00% per year.

5) PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Initial Deferment Period:

No payments are due on this loan for six (6) months from the date of first disbursement of the Loan Amount (“Deferment”). Interest will continue to accrue during the deferment period.

Loan Forgiveness:

Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this loan:

a. Payroll costs

b. Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)

c. Any payment on a covered rent obligation

d. Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs.

If employee and compensation levels are not maintained in accordance with the applicable terms of the Paycheck Protection Program, and the forgivable amount is reduced, the remaining balance shall be repaid in accordance with the terms of this Note.

In addition, if any portion of the Loan Amount is used for unauthorized purposes, the Borrower shall repay those amounts in accordance with the terms of this Note.

In order to receive forgiveness of the Loan Amount or any portion thereof, the Borrower must submit to the Lender an application which shall include: (1) documentation verifying the number of full-time equivalent employees on payroll and pay rates for the eight week period following the disbursement of the Loan Amount (including payroll tax filings reported to the Internal Revenue Service, and state income, payroll and unemployment filing); (2) documentation verifying the number of full-time equivalent employees on payroll and pay rates during the period beginning on February 15, 2019 and ending on June 30, 2019 or the period beginning on January 1, 2020 and ending on February 29, 2020 ((including payroll tax filings reported to the Internal Revenue Service, and state income, payroll and unemployment filing); (3) documentation, including cancelled checks, payment receipts, transcripts of accounts, or other documents verifying payments on covered mortgage obligations, payments on covered lease obligations, and covered utility payments; (4) a certification from a representative of the Borrower that (i) the documentation presented is true and correct, and (ii) the amount for which forgiveness is requested was used to retain employees, make interest payments on a covered mortgage obligation, make payments on a covered rent obligation, or make covered utility payments; and (5) any other documents the SBA or the Lender deem necessary. The request shall be made within six (6) months of the first disbursement of the Loan Amount. If no documentation is provided, the loan forgiveness must be denied.

Not later than 60 days after the date on which the Lender receives the application for loan forgiveness, the Lender will issue a decision on the application and calculate the amount of loan forgiveness in accordance with the Paycheck Protection Program Requirements, including Section 1106 of the CARES Act. Any amount determined by the Lender not to be forgiven shall be repaid in accordance with the terms of this Note.

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Maturity:

The Note will mature two (2) years from the date of disbursement of the Loan Amount.

Repayment Terms:

If the Loan is not forgiven in full, subject to the terms of forgiveness as authorized by the CARES Act and the Deferment, the Borrower shall make principal and interest payments in the amount of $96,964.22 beginning seven (7) months from the date of disbursement of the Loan Amount.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Loan Prepayment:

Notwithstanding any provision in this Note to the contrary:

The Borrower may prepay this Note at any time without penalty. The Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If the Borrower does not prepay within 30 days from the date Lender received the notice, the Borrower must give Lender a new notice.

Non-Recourse:

The Lender and SBA shall have no recourse against any individual shareholder, member or partner of the Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

6) COLLATERAL AND GUARANTEE CONDITIONS

No collateral can be required for this Loan. In addition, no personal or corporate guarantees can be required for this Loan.

7) DEFAULT:

If the Loan is not forgiven in full or in part, the Borrower is in default under this Note if the Borrower does not make a payment when due under this Note, or if the Borrower:

A.	Fails to do anything required by this Note and/or Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
D.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower ’s ability to pay this Note;
F.	Fails to pay any taxes when due;
G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
H.	Has a receiver or liquidator appointed for any part of their business or property;
I.	Makes an assignment for the benefit of creditors;
J.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
L.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

8) LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower; and
C.	File suit and obtain judgment.

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9) LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document. Among other things, reasonable attorney ’s fees and costs may be incurred for collection. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;
B.	Release anyone obligated to pay this Note; and
C.	Take any action necessary to collect amounts owing on this Note.

10) WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

This Loan is issued pursuant to CARES Act, and specifically the Paycheck Protection Program identified within the CARES Act. As such, the terms of the CARES Act are incorporated herein. If any portion of this Note or the Loan Documents is inconsistent with the CARES Act, the terms and requirements of the CARES Act shall control.

11) SUCCESSORS AND ASSIGNS:

Under this Note, the Borrower includes any successors, and Lender includes its successors and assigns.

12) GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.	To the extent allowed by law, the Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. The Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

13) STATE-SPECIFIC PROVISIONS:

If any dispute arises between the Borrower and Lender, venue will be in the Superior Court for the State of California Sacramento County and the parties agree to be subjected to the jurisdiction of that court.

14) ADDITIONAL CERTIFICATIONS:

The Borrower certifies that:

A.	The Borrower has received a copy of the Authorization.
B.	If the Borrower defaults on the loan, SBA may be required to pay Lender under the SBA guarantee, and SBA may then seek recovery on the loan (to the extent any balance remains after loan forgiveness).
C.	The Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to the Borrower’s financial or business condition.
D.	The Borrower will not, without Lender’s consent, changes its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business.
E.	The Lender has not provided business or financial advice to the Borrower and the Borrower has not relied on any business or financial advice from the Lender in applying for or executing this Note or any other Loan Document.

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F.	Any individual’s signature as an authorized representative, on this Note or any other Loan Document, is a representation to the Lender and to the U.S. government that the signer is authorized to make the certifications, including with respect to the Borrower and each owner of 20% or more of the Borrower’s equity.
G.	By signing this Note, Borrower’s authorized representative certifies on behalf of the Borrower that Borrower’s complete and correct name is Marrone Bio Innovations, Inc., it maintains its principal place of business at 1540 Drew Ave, Davis,, CA 95618-0000, it is in good standing under and by virtue of the laws of the state in which it maintains its principal place of business, and it has obtained all necessary filings, governmental licenses and approvals for each state in which it is doing business. Borrower’s authorized representative who signs this Note further certifies that Borrower will promptly notify Lender prior to any change in the location of the Borrower’s state of organization or prior to any change in the Borrower’s name.

15) BORROWER ’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER:

Marrone Bio Innovations, Inc.

By	/s/ James B. Boyd
James B Boyd Authorized Signer

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